EXHIBIT 99.1

Crexendo Announces Strong Third Quarter 2025 Results

PHOENIX, AZ / ACCESSWIRE / November 4, 2025 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter Financial highlights:

•	Total revenue increased 12% year-over-year to $17.5 million
•	GAAP net income of $1.5 million, or $0.05 per basic and diluted common share.
•	Non-GAAP net income of $3.0 million, or $0.10 per basic and diluted common share.

Financial Results for the Third Quarter of 2025

Total Revenue: Consolidated total revenue for the third quarter of 2025 increased 12%, or $1.9 million, to $17.5 million compared to $15.6 million for the third quarter of 2024.

Service Revenue: Consolidated service revenue for the third quarter of 2025 increased 8%, or $0.7 million, to $8.6 million compared to $8.0 million for the third quarter of 2024.

Software Solutions Revenue: Consolidated software solutions revenue for the third quarter of 2025 increased 28%, or $1.7 million, to $7.5 million compared to $5.9 million for the third quarter of 2024.

Product Revenue: Consolidated product revenue for the third quarter of 2025 decreased 25%, or $(0.4) million, to $1.4 million compared to $1.8 million for the third quarter of 2024.

Operating Expenses: Consolidated operating expenses for the third quarter of 2025 increased 5%, or $0.7 million, to $16.2 million compared to $15.5 million for the third quarter of 2024.

Net Income/(Loss): The Company reported net income of $1.5 million for the third quarter of 2025, or $0.05 per basic and diluted common share, compared to net income of $0.1 million, or $0.01 per basic common share and $0.00 per diluted common share for the third quarter of 2024.

Non-GAAP: Non-GAAP net income of $3.0 million for the third quarter of 2025, or $0.10 per basic and diluted common share, compared to non-GAAP net income of $1.7 million or $0.06 per basic and diluted common share for the third quarter of 2024.

EBITDA and Adjusted EBITDA: EBITDA for the third quarter of 2025 of $2.1 million compared to $1.0 million for the third quarter of 2024. Adjusted EBITDA for the third quarter of 2025 of $2.9 million compared to $1.8 million for the third quarter of 2024.

Financial Results for the nine months ended September 30, 2025

Total Revenue: Consolidated total revenue for the nine months ended September 30, 2025 increased 12%, or $5.5 million, to $50.1 million compared to $44.6 million for the nine months ended September 30, 2024.

Service Revenue: Consolidated service revenue for the nine months ended September 30, 2025 increased 5%, or $1.3 million, to $25.2 million compared to $23.9 million for the nine months ended September 30, 2024.

Software Solutions Revenue: Consolidated software solutions revenue for the nine months ended September 30, 2025 increased 31%, or $5.0 million, to $21.4 million compared to $16.3 million for the nine months ended September 30, 2024.

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Product Revenue: Consolidated product revenue for the nine months ended September 30, 2025 decreased 19%, or $(0.8) million, to $3.6 million compared to $4.4 million for the nine months ended September 30, 2024.

Operating Expenses: Consolidated operating expenses for the nine months ended September 30, 2025 increased 7%, or $3.1 million, to $46.5 million compared to $43.4 million for the nine months ended September 30, 2024.

Net Income/(Loss): The Company reported net income of $3.9 million for the nine months ended September 30, 2025, or $0.13 per basic common share and $0.12 per diluted common share, compared to net income of $1.2 million, or $0.04 per basic and diluted common share for the nine months ended September 30, 2024.

Non-GAAP: Non-GAAP net income of $8.6 million for the nine months ended September 30, 2025, or $0.29 per basic common share and $0.27 per diluted common share, compared to non-GAAP net income of $5.8 million or $0.22 per basic common share and $0.19 per diluted common share for the nine months ended September 30, 2024.

EBITDA and Adjusted EBITDA: EBITDA for the nine months ended September 30, 2025 of $6.0 million compared to $3.7 million for the nine months ended September 30, 2024. Adjusted EBITDA for the nine months ended September 30, 2025 of $8.4 million compared to $6.0 million for the nine months ended September 30, 2024.

Cash and Cash Equivalents: Total cash and cash equivalents at September 30, 2025 was $28.6 million compared to $18.2 million at December 31, 2024.

Cash Flow: Cash provided by operating activities for the nine months ended September 30, 2025 was $7.0 million compared to cash provided by operating activities of $4.1 million for the nine months ended September 30, 2024. Cash provided by financing activities for the nine months ended September 30, 2025 was $3.4 million compared to cash provided by financing activities of $1.0 million for the nine months ended September 30, 2024.

Management Commentary

“Crexendo delivered another outstanding quarter, highlighted by 12% year over year revenue growth, strong profitability with $1.5 million in GAAP net income, and $3.0 million in non-GAAP net income”. said Jeff Korn, Crexendo Chief Executive Officer and Chairman of the Board. “Our 28% growth in software solutions underscores the strength of our platform and the increasing value we provide to customers and partners. I am also very encouraged with the 8% increase in service revenue, which I have great confidence will continue to grow. With strong margins, robust cash generation, and continued innovation, we are executing exceptionally well on our profitable growth strategy.”

Korn added “We’re just getting started and our recent announcement of eclipsing 7 Million users on the Crexendo platform is a testament to our success. Our investments in AI-driven capabilities, Oracle Cloud Infrastructure, and next-generation collaboration and contact center solutions are creating powerful momentum across our ecosystem. We see a long runway for organic growth, enhanced by strategic M&A opportunities, and we are fully committed to delivering sustained value for our shareholders. We’re delivering profitable growth today while building an even stronger, smarter, and more innovative Crexendo for tomorrow.”

Conference Call

Crexendo management will hold a conference call today, November 4, 2025, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code: 410777

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 410777 and the Crexendo earnings call. A replay of the call will be available until November 11, 2025, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 53112.

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About Crexendo

Crexendo, Inc. is an award-winning software technology company that is a premier provider of cloud communication platform software and unified communications as a service (UCaaS) offerings, including voice, video, contact center, and managed IT services tailored to businesses of all sizes. Our cloud communications software solutions currently support over seven million end users globally, through an extensive network of over 235 cloud communication platform software subscribers and our direct retail offering.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) delivering another outstanding quarter, highlighted by 12% year over year revenue growth, strong profitability; (ii) 28% growth in software solutions underscoring the strength of the platform and the increasing value provided to customers and partners; (iii) being encouraged with the 8% increase in service revenue with great confidence will continue to grow; (iv) believing that with strong margins, robust cash generation, and continued innovation the Company is executing exceptionally well on the profitable growth strategy; (v) just getting started with the recent announcement of eclipsing 7 Million users on the Crexendo platform being a testament to  success; (vi) investments in AI-driven capabilities, Oracle Cloud Infrastructure, and next-generation collaboration and contact center solutions are creating powerful momentum across its ecosystem; (vii) seeing a long runway for organic growth, enhanced by strategic M&A opportunities, and being fully committed to delivering sustained value for our shareholders and (viii) delivering profitable growth today while building an even stronger, smarter, and more innovative Crexendo for tomorrow.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2024, quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value and share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$28,573	$18,193
Trade receivables, net of allowance of $144 and $146, respectively	4,748	4,352
Inventories	640	393
Equipment financing receivables, net of allowance of $37 and $69, respectively	1,335	1,049
Contract costs	2,173	1,931
Prepaid expenses	1,472	876
Income tax receivable	256	75
Other current assets	118	13
Total current assets	39,315	26,882

Contract assets, net of allowance of $154 and $127, respectively	446	406
Long-term equipment financing receivables, net of allowance of $82 and $157, respectively	3,150	2,397
Property and equipment, net	238	394
Operating lease right-of-use assets	1,114	1,491
Intangible assets, net	18,646	20,528
Goodwill	9,454	9,454
Contract costs, net of current portion	3,228	2,879
Other long-term assets	366	507
Total Assets	$75,957	$64,938

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$737	$1,003
Accrued expenses	8,057	6,992
Finance leases	3	21
Notes payable	236	478
Operating lease liabilities	484	481
Income tax payable	43	40
Contract liabilities	4,039	3,079
Total current liabilities	13,599	12,094

Contract liabilities, net of current portion	359	293
Finance leases, net of current portion	-	2
Notes payable, net of current portion	-	114
Operating lease liabilities, net of current portion	655	1,022
Total liabilities	14,613	13,525

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 30,701,950 shares issued and outstanding as of September 30, 2025 and 27,621,557 shares issued and outstanding as of December 31, 2024	31	28
Additional paid-in capital	144,063	138,015
Accumulated deficit	(82,937)	(86,790)
Accumulated other comprehensive income	187	160
Total stockholders' equity	61,344	51,413

Total Liabilities and Stockholders' Equity	$75,957	$64,938

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Service revenue	$8,569	$7,953	$25,125	$23,865
Software solutions revenue	7,521	5,860	21,364	16,331
Product revenue	1,407	1,814	3,617	4,402
Total revenue	17,497	15,627	50,106	44,598

Operating expenses:
Cost of service revenue	3,653	3,336	10,696	9,691
Cost of software solutions revenue	1,924	1,686	5,227	4,523
Cost of product revenue	888	1,081	2,174	2,507
Selling and marketing	4,533	4,221	13,193	12,206
General and administrative	3,780	3,695	10,884	10,423
Research and development	1,414	1,473	4,374	4,050
Total operating expenses	16,192	15,492	46,548	43,400

Income/(loss) from operations	1,305	135	3,558	1,198

Other income/(expense):
Interest income	199	69	409	127
Interest expense	(3)	(7)	(18)	(31)
Other income/(expense), net	(8)	(3)	39	(24)
Total other income/(expense), net	188	59	430	72

Income/(loss) before income tax	1,493	194	3,988	1,270

Income tax (provision)/benefit	(43)	(46)	(135)	(100)

Net income/(loss)	$1,450	$148	$3,853	$1,170

Earnings per common share:
Basic	$0.05	$0.01	$0.13	$0.04
Diluted	$0.05	$0.00	$0.12	$0.04

Weighted-average common shares outstanding:
Basic	30,397,144	26,848,644	29,292,516	26,610,130
Diluted	31,818,738	29,857,261	31,418,659	29,827,531

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$3,853	$1,170
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	2,466	2,505
Allowance for credit losses	(82)	8
Share-based compensation	2,254	2,293
Non-cash operating lease amortization	13	(12)
Changes in assets and liabilities:
Trade receivables	(394)	(247)
Contract assets	(67)	(35)
Equipment financing receivables	(932)	(608)
Inventories	(247)	(136)
Contract costs	(591)	(867)
Prepaid expenses	(596)	(819)
Income tax receivable	(181)	(53)
Other assets	(374)	(69)
Accounts payable and accrued expenses	799	695
Income tax payable	3	(53)
Contract liabilities	1,026	335
Net cash provided by/(used for) operating activities	6,950	4,107
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(18)	-
Net cash provided by/(used for) investing activities	(18)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(20)	(56)
Repayments made on notes payable	(356)	(340)
Proceeds from exercise of options	4,137	1,573
Taxes paid on the net settlement of stock options and RSUs	(340)	(166)
Net cash provided by/(used for) financing activities	3,421	1,011
Effect of exchange rate changes on cash	27	(14)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	10,380	5,104
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	18,193	10,347
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$28,573	$15,451
Cash used during the year for:
Income taxes, net	$(315)	$(205)
Interest expense	$(16)	$(25)
Supplemental disclosure of non-cash investing and financing information:
Capitalized software development costs	$411	$-

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Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and related taxes, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, benefit/(provision) for income tax, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation and related taxes. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our November 4, 2025 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation and related taxes is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

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Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income

(Unaudited, in thousands, except for per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
U.S. GAAP net income/(loss)	$1,450	$148	$3,853	$1,170
Share-based compensation and related taxes (1)	799	797	2,422	2,323
Amortization of intangible assets	785	755	2,292	2,273
Non-GAAP net income	$3,034	$1,700	$8,567	$5,766

Non-GAAP earnings per common share:
Basic	$0.10	$0.06	$0.29	$0.22
Diluted	$0.10	$0.06	$0.27	$0.19

Weighted-average common shares outstanding:
Basic	30,397,144	26,848,644	29,292,516	26,610,130
Diluted	31,818,738	29,857,261	31,418,659	29,827,531

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
U.S. GAAP net income/(loss)	$1,450	$148	$3,853	$1,170
Depreciation and amortization	839	829	2,466	2,505
Interest expense	3	7	18	31
Other, net	(191)	(66)	(448)	(103)
Income tax provision	43	46	135	100
EBITDA	2,144	964	6,024	3,703
Share-based compensation and related taxes (1)	799	797	2,422	2,323
Adjusted EBITDA	$2,943	$1,761	$8,446	$6,026

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(1) For the three months ended September 30, 2025 and 2024, employer payroll tax expense related to share-based compensation was $33 and $16, respectively. For the nine months ended September 30, 2025 and 2024, employer payroll tax expense related to share-based compensation was $168 and $30, respectively.

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